EXHIBIT 17(b)  FINANCIAL DATA SCHEDULE: SUMMARY FINANCIAL INFORMATION

                         ARTICLE 6 OF REGULATION S-X

          Note: This Schedule contains Summary Financial Information extracted from the financial statements included in the Statement of Additional Information and the related financial statement schedules included elsewhere in the regustration statement and is qualified in its entirety by reference to such financial statements.

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                                             The Short    The Core      The Multi-Sector
                                             Duration     Fixed Income  Mortgage Securities
          Item No.      Item Description     Portfolio    Portfolio     Portfolio III
                                              6/30/95      6/30/95       6/30/95
          6-03-         Investments-cost     43,661,417    35,158,604    112,391,593
          6-04-4        Investments          43,845,319    35,563,981    116,106,098
          6-04-6        Receivables              0              0              0
          6-04-8        Other assets         14,442,625       416,145        894,314
                        Balancing amount to      0              0               0
                         total assets
          6-04-9        Total assets         58,287,944    35,980,126    117,000,412
          6-04-         Accounts payable for  2,521,918     3,734,414      4,105,014
                         securities
          6-04-13       Senior long-term debt     0             0              0
                        Balancing amount to
                         total liabilities   11,279,794        54,908         85,733
          6-04-14       Total liabilities    13,801,712     3,789,322      4,190,747
          6-04-16       Senior equity
                          securities              0             0               0
          6-04-16       Paid-in-capital
                          common share-
                          holders            44,796,695    31,984,207    105,744,137
          6-04-16       Number of shares
                          or units current
                          period              4,524,485     3,267,452        105,616
          6-04-16       Number of shares of
                          units prior period  3,218,902     1,336,096             25
          6-04-17(a)    Accumulated undis-
                          tributed net
                          investment income
                          (current year)          1,901         0              0
                        Overdistribution of net
                          investment income         0           0              0
          6-04-17(b)    Accumulated undis-
                          tributed net
                          realized gains
                          (losses)             (496,266)     (198,780)     3,568,972
                        Overdistribution of
                          realized gains            0          0                0
          6-04-17(c)    Accumulated net un-
                          realized appreciation
                          (depreciation)        183,902       405,377      3,496,556
          6-04-19       Net assets           44,486,232    32,190,804    112,809,665
          6-07-1(a)     Dividend income             0          0               0
          6-07-1(b)     Interest income       2,277,815     1,165,125      5,888,966
          6-07-1(c)     Other income                0          0             111,768
          6-07-2        Expenses - net          195,144        89,346        281,597
          6-07-6        Net investment income
                          (loss)              2,082,671     1,075,779      5,719,137
          6-07-7(a)     Realized gains
                          (losses) on
                          investments           163,516       234,212       3,568,972
          6-07-7(d)     Net increase
                          (decrease) in
                          appreciation
                          (depreciation)        745,207        840,392      3,496,556
          6-07-9        Net increase
                          (decrease) in net
                          assets resulting
                          from operations      2,991,394     2,150,383     12,784,665
          6-09-2        Net equalization
                          charges and
                          credits                   0          0              0
          6-09-3(a)     Distributions from
                          net investment
                          income              2,092,080     1,771,675      5,719,137
          6-09-3(b)     Distributions from
                          realized gains         27,706         0             0
          6-09-3(c)     Distributions from
                          other sources             0           0             0
          6-09-4(b)     Number of shares sold 3,732,764      1,971,644        100,000
          6-09-4(b)     Number of shares
                          redeemed            2,629,898        145,220          0
          6-09-4(b)     Number of shares
                          issued - rein-
                          vestment              202,717       104,932           5,591
          6-09-5        Total increase
                          (decrease)          13,221,422    19,683,450    112,784,665
          6-09-7        Accumulated un-
                          distributed net
                          investment income
                          (prior year)           11,310          7,981          0
          6-04-17(b)    Accumulated un-
                          distributed net
                          realized gains
                          (prior year)         (632,076)     (423,578)           0
                        Overdistribution
                          of net investment
                          income (prior year)      0            0                0
                        Overdistribution of
                          net realized
                          gains (prior year)       0            0                 0



                        Form N-SAR

          72F          Gross advisory fees      102,707        56,894           189,677
          72P          Interest Expense          51,298         7,093              0
          72X          Total expenses
                         (gross)                359,046       283,604           337,866
          75           Average net assets    34,236,000    16,247,000       103,332,000



                                      Form N1A

          3(a)          Net asset value per
                          share beginning
                          of period                9.71          9.36          1,000.00
          3(a)          Net investment
                          income (loss) per
                          share                    0.58          0.62             55.81
          3(a)          Net realized and
                          unrealized gain
                          (loss) per share         0.13          0.50              68.11
          3(a)          Dividends per share
                           from net
                           investment income       0.58          0.62              55.81
          3(a)          Distributions per
                           share from
                           realized gains          0.01          0.01                0
          3(a)          Per share returns of
                           capital and
                           distributions from
                           other sources              0             0                 0
          3(a)          Net asset value per
                           share end of
                           period                 9.83            9.85          1,068.11
          3(a)          Ratio of expenses to
                          average net
                          assets                  0.57%           0.55%             0.37%
          3(b)          Average debt out-
                          standing during
                          period              1,437,000         424,000                0
          3(b)          Average debt out-
                          standing per
                          share                    0.40             0.24                0

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